EXHIBIT 16.1





Bruce Michael Redlin, CPA, LLC
Certified Public Accountant
2323 South 109th Street, Suite 135
West Allis, Wisconsin  53227



January 21, 2005



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Commerce Group Corp.

Ladies and Gentlemen:

We have read Item 4 of Commerce Group Corp.'s Form 8-K dated January 21, 2005 (Date of earliest event reported: January 18, 2005), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

BRUCE MICHAEL REDLIN, CPA, LLC

/s/ Bruce Michael Redlin

Bruce Michael Redlin, CPA
Certified Public Accountant